AGREEMENT AND PLAN OF REORGANIZATION FOR ARISTOTLE INTERNATIONAL EQUITY FUND, ARISTOTLE CORE EQUITY FUND AND ARISTOTLE SMALL CAP EQUITY FUND
This AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”), is made as of [ ], 2023, by and between Investment Managers Series Trust (“IMST”), a statutory trust created under the laws of the State of Delaware, with its principal place of business at 235 W. Galena Street, Milwaukee, WI 53212, on behalf of its series listed on Exhibit A attached hereto (each series, an “Acquired Fund” and collectively, the “Acquired Funds”), and Aristotle Funds Series Trust (the “Aristotle Funds Trust”), a statutory trust created under the laws of the State of Delaware, with its principal place of business at 11100 Santa Monica Blvd., Suite 1700, Los Angeles, CA 90025, on behalf its series listed on Exhibit A attached hereto (each series an “Acquiring Fund” and collectively, the “Acquiring Funds”). Other than the Acquiring Funds and the Acquired Funds, no other series of either IMST or the Aristotle Funds Trust are subject to this Agreement. Aristotle Investment Services, LLC (“AIS”), a limited liability company organized under the laws of the State of Delaware, joins this Agreement solely for the purposes of Sections 1.1(b), 2.2., 3.2, 8.2 and 9.2.

This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated under Section 368 of the Code. Each reorganization (“Reorganization”) will consist of (i) the transfer of all of the assets, property and goodwill as set forth in Section 1.2 of this Agreement (“Assets”) of an Acquired Fund (which may be renamed subsequent to the date of this Agreement) to the corresponding Acquiring Fund set forth on Exhibit A (each such pair of Acquired Fund and its corresponding Acquiring Fund, a “Corresponding Acquired Fund” or “Corresponding Acquiring Fund” as appropriate), in exchange solely for (A) shares of beneficial interest, no par value per share, of the class of shares of the Acquiring Fund listed on Exhibit A attached hereto (“Acquiring Fund Shares”), with the number of such Acquiring Fund Shares to be determined as set forth in this Agreement and (B) the assumption by the Acquiring Fund of the Obligations (as hereinafter defined) of the Corresponding Acquired Fund; and (ii) the distribution by the Corresponding Acquired Fund, after the closing date provided in Section 3.1 (the “Closing Date”), of the Acquiring Fund Shares to the shareholders of the Corresponding Acquired Fund in exchange for their shares of the Corresponding Acquired Fund in termination, dissolution and complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

This Agreement provides for multiple Reorganizations and each Reorganization between an Acquired Fund and its Corresponding Acquiring Fund shall be treated as if it had been the subject of a separate agreement. Each Acquired Fund and IMST acting for itself and on behalf of each Acquired Fund, and each Corresponding Acquiring Fund and the Aristotle Funds Trust acting for itself and on behalf of each Corresponding Acquiring Fund, is acting separately from all of the other parties and their series, and not jointly or jointly and severally with any other party.

The parties hereto therefore covenant and agree as follows:

1.    TRANSFER OF ASSETS OF EACH ACQUIRED FUND IN EXCHANGE FOR ASSUMPTION OF OBLIGATIONS AND THE ACQUIRING FUND SHARES OF THE CORRESPONDING ACQUIRING FUND AND LIQUIDATION OF THE ACQUIRED FUND.

1.1Subject to the terms and conditions hereof and on the basis of the representations, warranties and covenants contained herein:

(a)IMST, on behalf of each Corresponding Acquired Fund, agrees to sell, assign, convey, deliver and otherwise transfer to the Corresponding Acquiring Fund, and the Aristotle Funds Trust, on behalf of each Corresponding Acquiring Fund, will acquire, on the Closing Date, all of the Assets of the Corresponding Acquired Fund, as set forth in Section 1.2.

(b)    The Aristotle Funds Trust, on behalf of each Acquiring Fund, shall, on the Closing Date, (i) issue and deliver to the Corresponding Acquired Fund the number of Acquiring Fund Shares (including fractional shares, if any) determined by dividing (A) the amount of the assets of the Corresponding Acquired Fund, less the amount of the liabilities of the Corresponding Acquired Fund, computed in the manner and as of the time and date set forth in Sections 2.2 and 2.4, by (B) the net asset value of one Corresponding Acquiring Fund Share, computed in the manner and as of the time and date set forth in Sections 2.3 and 2.4, and (ii) assume, with respect to each Acquiring Fund, all of the Corresponding Acquired Fund’s liabilities and obligations of any kind whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise in existence on the Closing Date (the “Obligations”). In order to ensure each Acquired Fund receives the number of Corresponding Acquiring Fund Shares that it would receive if each Acquired Fund’s Assets were valued for the purpose of each applicable Reorganization using IMST’s valuation procedures (the “IMST Valuation Procedures”), AIS shall, to the extent necessary, contribute cash to the Corresponding Acquiring Fund as described in Section 2.2 below. Such transactions shall take place at the closing provided for in Section 3 (the “Closing”). Each Acquired Fund shall use its best efforts to discharge all of its Obligations prior to the Closing consistent with its obligation to continue to pursue its investment objective and strategies in accordance with the terms of its prospectus and to continue to manage the day-to-day operations of the Acquired Fund without disruption to the Acquired Fund Shareholders (as defined below).

(c)    Upon consummation of the transactions described in subsections (a) and (b) above, each Acquired Fund in complete liquidation shall distribute to its shareholders of record as of the Closing Date (“Acquired Fund Shareholders”) the shares of the Corresponding Acquiring Fund received by it. Each Acquired Fund Shareholder shall be entitled to receive that number of Acquiring Fund Shares equal to (i) the number of shares of such Acquired Fund held by such Acquired Fund Shareholder divided by the number of Acquired Fund Shares outstanding on such date multiplied by (ii) the total number of Acquiring Fund Shares received by the Acquired Fund.

1.2.    The Assets of each Acquired Fund to be acquired by the Corresponding Acquiring Fund shall consist of all cash, securities, commodities and futures interests, dividends and all receivables for shares sold and all other Assets which are owned by the Acquired Fund on the Closing Date.

1.3.    As provided in Section 3.4, as soon after the Closing Date as is conveniently practicable, IMST agrees that each Acquired Fund will liquidate and distribute, pro rata, to Acquired Fund Shareholders the Acquiring Fund Shares received by the Acquired Fund as contemplated by Section 1.1 (such date, the “Liquidation Date”). Such liquidation and distribution will be accomplished by the transfer of the Acquiring Fund Shares then credited to the account of each Acquired Fund on the books of the Corresponding Acquiring Fund to open accounts on the share records of the Corresponding Acquiring Fund in the names of Acquired Fund Shareholders and representing the respective number of Acquiring Fund Shares due to such shareholders. The Corresponding Acquiring Fund shall not be obligated to issue certificates representing the Acquiring Fund Shares in connection with such exchange.

1.4.    As soon as practicable after the Closing Date, IMST agrees that each Acquired Fund shall make all filings and take all other steps as shall be necessary and proper to effect its complete liquidation, dissolution and termination of its registration with the Securities and Exchange Commission (the “Commission”). IMST further agrees that any reporting responsibility relating to such liquidation of the Acquired Fund including, without limitation, the responsibility for filing of regulatory reports, tax returns, or other documents with the Commission, any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of IMST and each Acquired Fund, up to and including the Closing Date and thereafter.

1.5.    Any and all obligations or liabilities arising under or in respect of this Agreement with respect to an Acquired Fund or its Corresponding Acquiring Fund shall be those of such Acquired Fund or its Corresponding Acquiring Fund, as the case may be, and shall not otherwise be obligations or liabilities of IMST or the Aristotle Funds Trust generally, and, for clarity, under no circumstances will any other series of IMST or the Aristotle Funds Trust have any obligation or liability under or in respect of this Agreement or the transactions contemplated hereby.

2.     VALUATION.

2.1.    On the Closing Date, each Acquiring Fund will deliver to the Corresponding Acquired Fund a number of Acquiring Fund Shares (including fractional shares, if any) determined as provided in Section 1.1(b).

2.2.    The value of each Acquired Fund’s Assets to be acquired by its Corresponding Acquiring Fund hereunder shall be computed as of the close of business on the Valuation Date (defined below) by the administrator of the Acquiring Funds pursuant to the valuation procedures set forth in the Aristotle Funds Trust’s Agreement and Declaration of Trust and the Acquiring Fund’s then current prospectus or prospectuses and statement of additional information (“Aristotle Valuation Procedures”); provided, however, that to the extent the value of the Assets of an Acquired Fund computed pursuant to the Aristotle Valuation Procedures is less than the value of such Acquired Fund’s Assets computed pursuant to the IMST Valuation Procedures, AIS shall contribute to the Corresponding Acquiring Fund the amount in cash such that the Acquired Fund receives at the Closing the number of Acquiring Fund Shares that it would receive if the Acquired Fund’s Assets were computed pursuant to the IMST Valuation Procedures.

2.3.    The net asset value of each Acquiring Fund Share with respect to the acquisition of its Corresponding Acquired Fund hereunder shall be computed as of the close of business on the Valuation Date (defined below) by the administrator of the Acquiring Funds pursuant to the Aristotle Valuation Procedures.

2.4.    The valuation date shall be at the close of business on the business day immediately preceding the Closing Date, after the declaration of any dividends, if applicable, by an Acquired Fund and after effectuating any redemptions of Acquired Fund shares effective as of such date (the “Valuation Date”).

2.5.    The Aristotle Funds Trust agrees that each Acquiring Fund shall issue Acquiring Fund Shares to the applicable Corresponding Acquired Fund on one share deposit receipt registered in the name of the Corresponding Acquired Fund. The Acquired Fund shall distribute in liquidation the Acquiring Fund Shares received by it hereunder pro rata to Acquired Fund Shareholders as contemplated by Section 1.1, by redelivering such share deposit receipt to the Aristotle Funds Trust’s transfer agent which will as soon as practicable open accounts for Acquired Fund Shareholders in accordance with written instructions furnished by the Acquired Fund.

2.6.    Each Acquired Fund will pay or cause to be paid to the Corresponding Acquiring Fund any interest, cash or such dividends, rights and other payments received by it on or after the Closing Date with respect to the Investments (as defined below) and other properties and assets of the Acquired Fund, whether accrued or contingent, received by it on or after the Closing Date. Any such distribution shall be deemed included in the Assets transferred to the Acquiring Fund at the Closing Date and shall not be separately valued, unless the securities in respect of which such distribution is made shall have gone “ex” prior to the Valuation Date, in which case any such distribution which remains unpaid at the Closing Date shall be included in the determination of the value of the Assets of an Acquired Fund acquired by the Corresponding Acquiring Fund.

3.     CLOSING AND CLOSING DATE.

3.1.    The Closing Date shall be on or about [ ], 2023, or any such other date as the parties may agree in writing. The Closing shall be held at the offices of the IMST Trust’s administrator, Mutual Fund Administration, LLC (or such other place as the parties may agree), at such time as the parties may agree. The Closing shall be effective as of [ ], Eastern time, on the Closing Date.

3.2.    The portfolio securities of each Acquired Fund shall be made available by the Acquired Fund to U.S. Bank National Association, the custodian for the Acquiring Funds (the “Custodian”), for examination no later than five business days preceding the Valuation Date. On the Closing Date, the portfolio securities, cash and other remaining Assets, if any, of each Acquired Fund shall be delivered by IMST to the Custodian for the account of the Corresponding Acquiring Fund, such portfolio securities to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department’s book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the Custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the Investment Company Act of 1940, as amended (the “1940 Act”). The cash delivered shall be transferred to the account of the Corresponding Acquiring Fund at the Custodian in a manner acceptable to the Aristotle Funds Trust. AIS shall be responsible for paying any and all necessary taxes in connection with the delivery of the Assets, including all applicable Federal, state and foreign stock transfer stamps and/or financial transaction taxes. Neither IMST nor any Acquired Fund shall be responsible for the payment of any such taxes or fees.

3.3.    In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on the New York Stock Exchange or elsewhere shall be disrupted, in a manner set forth in an Acquiring Fund’s then current prospectus, so that accurate appraisal of the values of the net assets of the Acquired Funds or the net asset value of the Acquiring Fund Shares is impracticable, the Valuation Date and the Closing Date shall each occur as soon as practicable after trading shall have been fully resumed and reporting shall have been restored as the parties hereto may agree; provided that if trading shall not be fully resumed and reporting restored within three business days after the original Valuation Date, this Agreement may be terminated by either of IMST or the Aristotle Funds Trust upon the giving of written notice to the other party.

3.4.    Prior to close of business on the Closing Date, IMST or its transfer agent shall deliver to the Aristotle Funds Trust or its designated agent a list of the names and addresses of the Acquired Fund Shareholders and the number of outstanding shares of each Acquired Fund owned by each Acquired Fund Shareholder, all as of the close of business on the Valuation Date, certified by any duly elected officer of IMST on behalf of each Acquired Fund. The Acquiring Fund Shares issuable pursuant to Section 1.1 shall promptly be credited by the Corresponding Acquiring Fund to the Corresponding Acquired Fund’s account on the books of the Corresponding Acquiring Fund. On the Liquidation Date, the Aristotle Funds Trust will provide to IMST evidence reasonably satisfactory to IMST that such Acquiring Fund Shares have been credited pro rata, to open accounts in the names of Acquired Fund Shareholders as provided in Section 1.3.

3.5.    At the Closing, each party shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by Section 1.

4.    REPRESENTATIONS AND WARRANTIES.

4.1.    Representations and Warranties of IMST, on behalf of the Acquired Funds.

IMST, on behalf of the Acquired Funds, represents and warrants the following to the Aristotle Funds Trust as of the date hereof and agrees to confirm the continuing accuracy and completeness in all respects of the following on the Closing Date:

(a)    IMST is a statutory trust created under the laws of the State of Delaware and has power to own all of its properties and assets, carry on its business as it is now being conducted, and to carry out its obligations under this Agreement.

(b)    [Reserved.]

(c)    IMST is duly registered under the 1940 Act, as a management company of the open-end type, and the issued and outstanding shares of the Acquired Funds have been duly registered under the Securities Act of 1933, as amended (the “1933 Act”), and such registrations have not been revoked or rescinded and are in full force and effect.

(d)    Each Acquired Fund is a separate series of IMST duly constituted in accordance with the applicable provisions of the Declaration of Trust of IMST and the 1940 Act.

(e)    Each Acquired Fund is not in violation in any material respect of any provisions of IMST’s Declaration of Trust or by-laws, or any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which the Acquired Fund or its assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.

(f)    Each Acquired Fund’s current prospectuses and statements of additional information (collectively, as amended or supplemented from time to time, the “Acquired Fund Prospectus”) conform in all material respects to the applicable requirements of the 1933 Act, and the 1940 Act and the rules and regulations of the Commission thereunder and do not include any untrue statement of a material fact or omit to state any material fact relating to any of IMST or the Acquired Fund required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)    At the Closing Date, each Acquired Fund will have good and marketable title to its Assets to be transferred to the Corresponding Acquiring Fund pursuant to Section 1.2.

(h)     Except as has been disclosed on Schedule I, no material litigation, administrative or other proceedings or investigation is presently pending or, to the knowledge of IMST or the Acquired Funds, threatened against any Acquired Fund or any of its properties or assets or any person whom an Acquired Fund may be obligated directly or indirectly to indemnify in connection with such litigation, proceedings or investigation. Neither IMST nor the Acquired Funds knows of any facts that are likely to form the basis for the institution of such proceedings, and no Acquired Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

(i)    The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) of each Acquired Fund at, as of and for the fiscal year ended December 31, 2022, audited by Tait, Weller & Baker LLP, independent registered public accounting firm to each Acquired Fund, copies of which have been furnished to the Acquiring Funds, fairly reflect the financial condition and results of operations of the Acquired Funds as of such date and for the period then ended in accordance with accounting principles generally accepted in the United States consistently applied, and each Acquired Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since December 31, 2022.

(j)    The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) of each Acquired Fund at, as of and for the fiscal period ended June 30, 2023, copies of which have been furnished to the Acquiring Funds, fairly reflect the financial condition and results of operations of the Acquired Funds as of such date and for the period then ended in accordance with accounting principles generally accepted in the United States consistently applied, and each Acquired Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since June 30, 2023.

(k)    Except as has been disclosed on Schedule II to this Agreement, to the knowledge of IMST, none of the Acquired Funds has any Obligations. Prior to the Closing Date, each Acquired Fund will endeavor to quantify and reflect on its statements of assets and liabilities all of its material known liabilities. Since June 30, 2023, there has not been any material adverse change in any Acquired Fund’s financial condition, assets, liabilities or business (other than changes caused by changes in market conditions generally or those occurring in the ordinary course of business), or any incurrence by an Acquired Fund of indebtedness (other than in the ordinary course of business), except as otherwise disclosed to and accepted by the Corresponding Acquiring Fund in writing. For the purposes of this subparagraph (k), (i) distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business and (ii) the effects of investment underperformance, negative investment performance or net redemptions shall not, individually or in the aggregate, be deemed to give rise to any such material adverse change.

(l)    As of the Closing Date, (A) all material federal, state, foreign and other returns, dividend and information reporting forms and other Tax (as defined below) related reports of each Acquired Fund required by applicable law to have been filed by or with respect to each Acquired Fund on or prior to the Closing Date have been or shall be filed in a timely manner, or in the case of reporting organizational actions affecting the basis of securities, timely posted in an area of a public website dedicated to this purpose, and are or will be true, correct and complete as of the time of their filing in all material respects and accurately state the amount of Tax (if any) owed for the periods covered by such returns, forms and reports, or, in the case of dividend and information reporting forms, the amount and character of income or other information required to be reported by the Acquired Funds, (B) all Taxes shown as due or required to be shown as due on such returns, forms and reports, or any other material Taxes due, and any interest and/or penalties, shall have been paid or provision shall have been made on the Acquired Fund’s books for the payment thereof, (C) to the knowledge of IMST, no Acquired Fund is under audit and no assessment for material Taxes or other material amounts has been proposed or asserted in writing with respect to an Acquired Fund, (D) there are no known actual or proposed material deficiency assessments with respect to any Taxes payable by any Acquired Fund, (E) there are no levies, liens or encumbrances relating to Taxes existing, threatened or pending with respect to the assets of any Acquired Fund, (F) the amounts set up as provisions for Taxes in the books and records of each Acquired Fund as of the close of business on the Valuation Date will, to the extent required by generally accepted accounting principles, be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by an Acquired Fund for any periods or fiscal years prior to and including the close of business on the Valuation Date, including, but not limited to, all Taxes imposed before or after the close of business on the Valuation Date that are attributable to any such period or fiscal year, and (G) each Acquired Fund has complied with the requirements for collection and maintenance of Forms W-9 and/or Forms W-8, as applicable, and its obligations as a withholding agent. As used in this Agreement, “Tax” or “Taxes” means all federal, state, local and foreign (whether imposed by a country or political subdivision or authority thereunder) income, gross receipts, excise, sales, use, value added, employment, franchise, profits, property, ad valorem, fees, assessments, charges or other taxes, stamp taxes and duties, whether payable directly or by withholding, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (foreign or domestic) with respect thereto.

(m)    Each Acquired Fund (A) has elected to be treated as a “regulated investment company” (“RIC”) under Subchapter M of the Code, (B) is a “fund” as defined in Section 851(g) of the Code, (C) has qualified, or will qualify, for all taxable years since inception for treatment as a RIC and (D) has complied or will comply in all material respects with all provisions of applicable law necessary to preserve and retain such qualification and treatment as a RIC and will continue to so qualify at all times until the Closing.

(n)    The authorized capital of IMST consists of an unlimited number of shares of beneficial interest, par value of $0.01 per share, of such number of different series as the Trustees of IMST may authorize from time to time. The outstanding shares of beneficial interest of each Acquired Fund as of the Closing Date will be held of record by the persons and in the amounts set forth in the list provided by IMST or its designated agent to the Aristotle Funds Trust or its designated agent pursuant to Section 3.4. All issued and outstanding shares of the Acquired Funds are, and at the Closing Date will be, validly issued, fully paid and non-assessable by IMST, and will have been issued in material compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquired Funds are outstanding.

(o)     From inception, each Acquired Fund’s investment operations have been in material compliance in all respects with the investment policies and investment restrictions set forth in the prospectus and statement of additional information of the Acquired Funds, as in effect from time to time, except as previously disclosed in writing to the Aristotle Funds Trust and attached hereto as [ ].

(p)     The execution, delivery and performance of this Agreement have been duly authorized by the Trustees of IMST and by all other necessary action on the part of IMST and the Acquired Funds, other than shareholder approval as required by Section 8.1 hereof. Subject to shareholder approval as required by Section 8.1 hereof, this Agreement constitutes the valid and binding obligation of IMST, on behalf of the Acquired Funds, enforceable against IMST and the Acquired Funds in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(q)    Any information provided in writing by IMST in respect of the Acquired Funds or by the Acquired Funds for use, to the extent applicable, in the proxy statement of the Acquired Funds (the “Prospectus/Proxy Statement”), to be included in a Registration Statement on Form N-14 of the Aristotle Funds Trust (the “Registration Statement”), does not, and from the date provided will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading, provided, however, that the representations and warranties of this Subsection shall not apply to statements or omissions from the Prospectus/Proxy Statement made in reliance upon and in conformity with information that was furnished by the Corresponding Acquiring Fund for use therein.

(r)    No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act or Delaware law for the execution of this Agreement by IMST, for itself and on behalf of the Acquired Funds, or the performance of the Agreement by IMST, for itself and on behalf of the Acquired Funds, except for the effectiveness of the Registration Statement and such other consents, approvals, authorizations and filings as have been made or received, and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.

(s)    There are no material contracts outstanding to which an Acquired Fund is a party, other than as disclosed in the Acquired Fund Prospectuses or registration statements.

(t)    As of both the Valuation Date and the Closing Date, IMST and the Acquired Funds will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other assets and liabilities of each Acquired Fund to be transferred to the Corresponding Acquiring Fund pursuant to this Agreement. At the Closing Date, subject only to the delivery of the Investments, as that term is defined below, and any such other assets and liabilities as contemplated by this Agreement, each Acquiring Fund will acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of the Corresponding Acquired Fund, and without any restrictions upon the transfer thereof, other than such restrictions as might arise under the 1933 Act or which were previously disclosed to and accepted by the Acquiring Fund. As used in this Agreement, the term “Investments” shall mean an Acquired Fund’s investments shown on the schedule of its portfolio investments as of [ ], as supplemented with such changes as such Acquired Fund shall make after [ ], which changes shall be disclosed to the Aristotle Funds Trust and the Corresponding Acquiring Fund in an updated schedule of investments, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions through the Closing Date.

(u)    The books and records of each Acquired Fund, including FASB ASC 740-10-25 (formerly FIN 48) workpapers and supporting statements, made available to the Aristotle Funds Trust and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of each Acquired Fund.

(v)    To the best of IMST’s and the Acquired Funds’ knowledge, all of the issued and outstanding shares of the Acquired Funds shall have been offered for sale and sold in material conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Acquired Funds have taken all action necessary to remedy any prior failure to have offered for sale and sold such shares in material conformity with such laws, and such action has been effective to remedy all such prior failures. There have been no known miscalculations of the net asset value of any Acquired Fund or the net asset value per share of any Acquired Fund which would have a material adverse effect on any Acquired Fund at the time of this Agreement or on any Acquired Fund’s Assets at the time of this Agreement.

(w)    No Acquired Fund will be subject to corporate-level taxation on the sale of any assets currently held by it as a result of the application of Section 337(d) of the Code and the Treasury Regulations thereunder.

(x)    No Acquired Fund has been granted any waiver, extension, or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax return that is outstanding, nor has any request for such waiver or consent been made with respect to any such Taxes or Tax return.

(y)    Neither IMST nor any Acquired Fund is under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code; although they may have claims against certain debtors in such a Title 11 or similar case.

(z)    [Reserved.]

(aa)    Neither IMST nor any Acquired Fund has received written notification from any taxing authority that asserts a position contrary to any of the above representations.

4.2.    Representations and Warranties of the Aristotle Funds Trust, on behalf of the Acquiring Funds.

The Aristotle Funds Trust, on behalf of the Acquiring Funds, represents and warrants the following to the Acquired Funds and IMST as of the date hereof and agrees to confirm the continuing accuracy and completeness in all respects of the following on the Closing Date:

(a)The Aristotle Funds Trust is a statutory trust created under the laws of the State of Delaware, has power to own all of its properties and assets, carry on its business as it is now being conducted, and to carry out its obligations under this Agreement.

(b)    [Reserved.]

(c)    The Aristotle Funds Trust is duly registered under the 1940 Act, as a management company of the open-end type, and the issued and outstanding shares of the Acquiring Funds have been duly registered under the 1933 Act, and such registrations have not been revoked or rescinded and are in full force and effect.

(d)     Each Acquiring Fund is a separate series of the Aristotle Funds Trust duly constituted in accordance with the applicable provisions of the Declaration of Trust of the Aristotle Funds Trust and the 1940 Act.

(e)    Each Acquiring Fund is not in violation in any material respect of any provisions of the Aristotle Funds Trust’s Declaration of Trust or by-laws, or any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which the Acquiring Fund or its assets are bound, and the execution, delivery and performance of this Agreement will not result in any such violation.

(f)    The Acquiring Funds’ current prospectuses and statement of additional information (collectively, the “Acquiring Fund Prospectus”) conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact relating to the Aristotle Funds Trust or the Acquiring Funds required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)    Except as has been disclosed on Schedule III, no material litigation, administrative or other proceedings or investigation is presently pending or, to the knowledge of the Aristotle Funds Trust or the Acquiring Funds, threatened as to the Acquiring Funds or any of their respective properties or assets or any person whom the Acquiring Funds may be obligated directly or indirectly to indemnify in connection with such litigation, proceedings or investigation. Neither Aristotle Funds Trust nor the Acquiring Funds knows of any facts that are likely to form the basis for the institution of such proceedings, and no Acquiring Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby.

(h)    The Acquiring Funds (other than Aristotle Small Cap Equity Fund II, collectively the “Newly Formed Acquiring Funds”) commenced operations on April 17, 2023. The Newly Formed Acquiring Funds have not yet filed their first federal income tax return. As of the Closing Date, no federal, state or other Tax Returns of the Newly Formed Acquiring Fund will have been required by law to have been filed, and no Taxes will be due by the Newly Formed Acquiring Fund. As of the Closing Date, no Newly Formed Acquiring Fund will have been required to pay any assessments and no Newly Formed Acquiring Fund will have any Tax liabilities. Consequently, as of the Closing Date, to the knowledge of the Aristotle Funds Series Trust no Newly Formed Acquiring Fund will be under audit by any federal, state, local or foreign Tax authority and there will not have been any Tax assessment asserted with respect to a Newly Formed Acquiring Fund, there will be no levies, liens or other encumbrances on a Newly Formed Acquiring Fund, and there will be no waivers of the time to assess any Taxes with respect to a Newly Formed Acquiring Fund. For the taxable year that includes the Closing Date, each Newly Formed Acquiring Fund has taken all steps necessary to ensure that it qualifies and will be treated as a RIC under Sections 851 of the Code and will be eligible to compute its federal income tax under Section 852 of the Code. Upon the closing of the Reorganization each Newly Formed Acquiring Fund intends to take all steps necessary to ensure that it continues to qualify and will be treated as a “regulated investment company” under Sections 851 of the Code and will continue to be eligible to compute and will compute its federal income tax under Section 852 of the Code for each taxable year.

(i)    The authorized capital of the Aristotle Funds Trust consists of an unlimited number of shares of beneficial interest, no par value, of such number of different series as the board of trustees of the Aristotle Funds Trust may authorize from time to time. All issued and outstanding shares of the Acquiring Funds, including the Acquiring Fund Shares to be issued in connection with this Agreement, are validly issued, fully paid and non-assessable by the Aristotle Funds Trust, and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquiring Funds are outstanding.
(j)    The Newly Formed Acquiring Funds commenced operations on April 17, 2023. Each Newly Formed Acquiring Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company within the meaning of Section 851 et seq. of the Code, and will continue to meet such requirements at all times through the Closing Date. Each Newly Formed Acquiring Fund has not at any time since its inception been liable for, nor is now liable for, any material income or excise tax pursuant to Sections 852 or 4982 of the Code. There is no other tax liability (including, any foreign, state, or local tax liability) except as set forth and accrued on each Newly Formed Acquiring Fund’s books. Each Newly Formed Acquiring Fund has no earnings or profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply. Each Newly Formed Acquiring Fund will not be subject to corporate-level taxation on the sale of any assets currently held by it as a result of the application of Section 337(d) of the Code and the regulations thereunder. All dividends paid by a Newly Formed Acquiring Fund at any time prior to the Closing Date shall have been deductible pursuant to the dividends paid deduction under Section 562 of the Code. Each Newly Formed Acquiring Fund is in compliance with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its shares of beneficial interest and has withheld in respect of dividends and other distributions and paid to the proper taxing authorities all taxes required to be withheld, and is not liable for any penalties which could be imposed thereunder.

(k)    With respect to the Aristotle Small Cap Equity Fund II, (A) all material Tax Returns required by applicable law to have been filed by or with respect to the Acquiring Fund on or prior to the Closing Date have been or shall be filed in a timely manner, and are or will be true, correct and complete as of the time of their filing in all material respects, (B) all Taxes shown as due or required to be shown as due on such Tax Returns shall have been paid or provision shall have been made on the Acquiring Fund’s books for the payment thereof, (C) the Acquiring Fund is not under audit and no assessment for material Taxes or other material amounts has been proposed or asserted in writing with respect to the Acquiring Fund, (D) there are no known actual or proposed material deficiency assessments with respect to any Taxes payable by the Acquiring Fund, (E) there are no levies, liens or encumbrances relating to Taxes existing or pending with respect to the assets of the Acquiring Fund, (F) the amounts set up as provisions for Taxes in the books and records of the Acquiring Fund as of the close of business on the Valuation Date will, to the extent required by generally accepted accounting principles, be sufficient for the payment of all Taxes of any kind, whether accrued, due, absolute, contingent or otherwise, which were or which may be payable by the Acquiring Fund for any periods or fiscal years prior to and including the close of business on the Valuation Date, including, but not limited to, all Taxes imposed before or after the close of business on the Valuation Date that are attributable to any such period or fiscal year, and (G) the Acquiring Fund has complied with the requirements for collection and maintenance of Forms W-9 and/or Forms W-8, as applicable, and its obligations as a withholding agent.

(l)    The Aristotle Small Cap Equity Fund II has (A) has elected to be treated as a RIC under Subchapter M of the Code, (B) is a “fund” as defined in Section 851(g) of the Code, (C) has qualified, or will qualify, for all taxable years since inception for treatment as a RIC and (D) has complied or will comply in all material respects with all provisions of applicable law necessary to preserve and retain such qualification and treatment as a RIC and will continue to so qualify at all times through the Closing Date.

(m)    Since April 17, 2023, there has not been any material adverse change in any Acquiring Fund’s financial condition, assets, liabilities or business (other than changes caused by changes in market conditions generally or those occurring in the ordinary course of business), or any incurrence by an Acquiring Fund of indebtedness (other than in the ordinary course of business), except as otherwise disclosed to and accepted by the Corresponding Acquired Fund in writing. For the purposes of this subparagraph (k), (i) distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business and (ii) the effects of investment underperformance, negative investment performance or net redemptions shall not, individually or in the aggregate, be deemed to give rise to any such material adverse change.

(n)    From inception, each Acquiring Fund’s investment operations have been in material compliance in all respects with the investment policies and investment restrictions set forth in the prospectus and statement of additional information of the Acquiring Funds, as in effect from time to time, except as previously disclosed in writing to IMST and attached hereto as [ ].

(o)    To the best of Aristotle Funds Trust’s and the Acquiring Funds’ knowledge, all of the issued and outstanding shares of the Acquiring Funds shall have been offered for sale and sold in material conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Acquiring Funds have taken all action necessary to remedy any prior failure to have offered for sale and sold such shares in material conformity with such laws, and such action has been effective to remedy all such prior failures. There have been no known miscalculations of the net asset value of any Acquiring Fund or the net asset value per share of any Acquiring Fund which would have a material adverse effect on any Acquiring Fund at the time of this Agreement or on any Acquiring Fund’s assets at the time of this Agreement.

(p)    The execution, delivery and performance of this Agreement have been duly authorized by the board of trustees of the Aristotle Funds Trust and by all other necessary action on the part of the Aristotle Funds Trust and the Acquiring Funds and this Agreement constitutes the valid and binding obligation of the Aristotle Funds Trust, on behalf of the Acquiring Funds enforceable against the Aristotle Funds Trust and the Acquiring Funds in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(q)    As of the effective date of the Registration Statement, the date of the meeting of shareholders of the Acquired Fund and the Closing Date, the Prospectus/Proxy Statement, including the documents contained or incorporated therein by reference, insofar as it relates to the Aristotle Funds Trust and the Acquiring Funds, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading, provided, however, that the representations and warranties of this Subsection shall not apply to statements or omissions made in reliance upon and in conformity with information that was furnished by the Corresponding Acquired Fund for use therein.

(r)    There are no material contracts outstanding to which an Acquiring Fund is a party, other than as disclosed in the Acquiring Fund Prospectuses and registration statements.

(s)    All books and records of the Acquiring Funds made available to IMST and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquiring Fund.

(t)    No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Delaware law for the execution of this Agreement by the Aristotle Funds Trust, for itself and on behalf of the Acquiring Funds, or the performance of the Agreement by the Aristotle Funds Trust, for itself and on behalf of the Acquiring Funds, except for the effectiveness of the Registration Statement and such other consents, approvals, authorizations and filings as have been made or received, and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.

5.    COVENANTS OF THE PARTIES.

5.1.    IMST covenants that each Acquired Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include purchases and sales of portfolio securities, sales and redemptions of fund shares, and regular and customary periodic dividends and distributions. The Aristotle Funds Trust covenants that each Acquiring

Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include purchases and sales of portfolio securities, sales and redemptions of fund shares, and regular and customary periodic dividends and distributions.

5.2.    IMST will either call a meeting of shareholders for each Acquired Fund to be held prior to the Closing Date to consider and act upon this Agreement and the transactions contemplated herein, including the liquidation of each Acquired Fund, or solicit the written consent of the shareholders with respect to such transactions and take all other reasonable action necessary to obtain the required shareholder approval of the transactions contemplated hereby.
5.3.    In connection with each Acquired Fund shareholders’ meeting or written consent, as the case may be, referred to in Section 5.2, the Aristotle Funds Trust will prepare the Registration Statement and Prospectus/Proxy Statement for such meeting, which the Aristotle Funds Trust will file for registration, all in compliance with the applicable requirements of the 1933 Act, the 1934 Act and the 1940 Act, provided, however, that neither the Aristotle Funds Trust nor the applicable Acquiring Fund shall be responsible for the accuracy or completeness of information relating to IMST or any Acquired Fund that was furnished by IMST or such Acquired Fund for use therein.

5.4.    Each of IMST, the Acquired Funds, the Aristotle Funds Trust and the Acquiring Funds will cooperate with the others, and each will furnish to the others the information relating to itself required by the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder to be set forth in the Registration Statement, including the Prospectus/Proxy Statement. Without limiting the foregoing, IMST and the Acquired Funds will assist the Acquiring Funds in obtaining such information as the Acquiring Funds reasonably request concerning the beneficial ownership of Acquired Fund shares.

5.5.    Subject to the provisions of this Agreement, IMST, the Acquired Funds, the Aristotle Funds Trust and the Acquiring Funds will each take, or cause to be taken, all actions, and do or cause to be done, all things, reasonably necessary, proper or advisable to cause the conditions to the other parties’ obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions.

5.6.    IMST will at the Closing Date provide the Aristotle Funds Trust with:

(a)    A statement of the respective adjusted tax basis of all Assets to be transferred by each Acquired Fund to the Corresponding Acquiring Fund;

(b)    A copy of any other Tax books and records of each Acquired Fund necessary for purposes of preparing any Tax returns, schedules, forms, statements or related documents (including but not limited to any income, excise or information returns, as well as any transfer statements (as described in Sections 1.6045A-1 and 1.6045B-1(a) of the Treasury Regulations) required by law to be filed by each Corresponding Acquiring Fund after the Closing;

(c)    A copy (which may be in electronic form) of the shareholder ledger accounts of each Acquired Fund, including, without limitation,
(i)    the name, address and taxpayer identification number of each Acquired Fund Shareholder,
(ii)    the number of shares of beneficial interest held by each Acquired Fund Shareholder,
(iii)    the dividend reinvestment elections applicable to each Acquired Fund Shareholder,
(iv)    the backup withholding certifications (e.g., IRS Form W-9) or foreign person certifications (e.g., Internal Revenue Service (“IRS”) Form W-8BEN, W-8ECI, W-8IMY), notices or records on file with the Acquired Fund with respect to each Acquired Fund Shareholder, and
(v)    such information as the Aristotle Funds Trust may reasonably request concerning Acquired Fund shares or Acquired Fund Shareholders in connection with Acquiring Fund’s cost basis reporting and related obligations under Sections 1012, 6045, 6045A, and 6045B of the Code and related Treasury Regulations following the Closing for all of the Acquired Fund Shareholders’ shares as of 4:00 p.m. (Eastern Time) on the Valuation Date, who are to become holders of the Acquiring Funds as a result of the transfer of assets that is the subject of this Agreement, certified by its transfer agent or its President or its Vice President to the best of his or her knowledge and belief; and
(d)    All FASB ASC 740-10-25 (formerly, FIN 48) work papers and supporting statements pertaining to each Acquired Fund.

(e)    A management representation letter directed to, and in the form and manner acceptable to, the Aristotle Funds Trust and its auditor, Tait, Weller & Baker LLP (“Auditor”), covering the period from the end of the Acquired Funds most recent fiscal year end through the Closing Date, for the purposes of permitting the Aristotle Funds Trust to issue its own management representation letter to the Auditor, in connection with the audit of the Acquiring Funds financial statements.

5.7.    As promptly as practicable, but in any case within sixty days after the Closing Date, each Acquired Fund shall furnish the Corresponding Acquiring Fund, in such form as is reasonably satisfactory to the Corresponding Acquiring Fund, a statement of the earnings and profits of the Acquired Fund for federal income tax purposes that will (subject to any applicable provisions and limitations of the Code and Treasury Regulations) be carried over by the Corresponding Acquiring Fund as a result of Section 381 of the Code, and which will be certified by IMST’s President and Treasurer.

5.8.    The Acquiring Funds will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities or Blue Sky laws as they may deem appropriate in order to continue its operations after the Closing Date.

5.9.    IMST shall cause the liquidation and termination of the Acquired Funds to be effected in the manner provided in IMST’s Declaration of Trust and by-laws, as applicable, in accordance with applicable law and that on and after the Closing Date, the Acquired Funds shall not conduct any business except in connection with their liquidation and termination.

5.10.    IMST shall timely file or cause to be timely filed all Tax returns required to be filed with respect to the Acquired Funds for tax periods ending on or before the Closing Date, and the Aristotle Funds Trust shall timely file or cause to be timely filed all Tax returns required to be filed with respect to the Acquired Funds and any Tax returns required to be filed with respect to the Acquiring Funds for any period ending after the Closing Date; provided, however, IMST shall file with the relevant taxing authorities, and make available to the Aristotle Funds Trust, on or before [ ], 2023, all income Tax returns (e.g., Form 1120-RIC) required to be filed by the Acquired Funds for their fiscal year ending on the Closing Date.

5.11.    IMST and the Acquired Funds will not acquire Acquiring Fund Shares for the purpose of making distributions thereof other than to the Acquired Fund Shareholders.

5.12.    [ ] will distribute to its shareholders on or before the Closing Date an amount intended to equal of its current and accumulated investment company taxable income and realized net capital gain, including any such income or gain accrued through the Closing Date.

6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF IMST.

The respective obligations of the Aristotle Funds Trust and each Acquiring Fund, to complete the transactions provided for herein with respect to each Reorganization shall be subject, at its election, to the performance by IMST and the Corresponding Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions with respect to each Reorganization:

6.1.    IMST, on behalf of the Corresponding Acquired Fund, shall have delivered to the Aristotle Funds Trust a certificate executed on its behalf by IMST’s President or any Vice President and its Treasurer or any Assistant Treasurer, in form and substance reasonably satisfactory to the Aristotle Funds Trust and dated as of the Closing Date, to the effect that the representations and warranties of IMST and the Corresponding Acquired Fund made in this Agreement are true and correct as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that IMST and the Corresponding Acquired Fund have complied with all the covenants and agreements and satisfied all of the conditions on the parts to be performed or satisfied by them under this Agreement at or prior to the Closing Date.

6.2.    IMST shall have furnished to the Aristotle Funds Trust (i) a statement of the Corresponding Acquired Fund’s assets and liabilities, valued in accordance with the valuation policies of the Acquired Fund, together with a list of Investments with their respective tax costs, all as of the Valuation Date, certified on such Acquired Fund’s behalf by the Acquired Trust’s President or any Vice President and the Treasurer or any Assistant Treasurer of the Acquired Fund, and (ii) a certificate of IMST’s President or any Vice President and Treasurer or any Assistant Treasurer, dated the Closing Date, to the effect that as of the Valuation Date and as of the Closing Date there has been no material adverse change in the financial position of the Corresponding Acquired Fund since [ ] (other than changes caused by changes in market conditions generally and those occurring in the ordinary course of business).

6.3.    IMST shall have furnished to the Aristotle Funds Trust a certificate, signed on its behalf by the President or any Vice President and the Treasurer or any Assistant Treasurer of IMST, as to the adjusted tax basis in the hands of the Corresponding Acquired Fund of the securities delivered to the Acquiring Fund pursuant to this Agreement, together with any such other evidence as to such adjusted tax basis as the Acquiring Fund may reasonably request within a reasonable time prior to the Closing Date.

6.4.    IMST’s custodian shall have delivered to the Aristotle Funds Trust a certificate identifying all of the assets of the Corresponding Acquired Fund held by such custodian as of the Valuation Date.

6.5.    The Aristotle Funds Trust, on behalf of the Acquiring Fund or its designated agent, shall have received from the Acquired Funds’ transfer agent (i) the originals or true copies of all of the records of the Acquired Fund in the possession of the Acquired Funds’ transfer agent as of the Closing Date, (ii) a record specifying the number of shares of the Corresponding Acquired Fund outstanding as of the Valuation Date and (iii) a record specifying the name and address of each holder of record of any shares of the Corresponding Acquired Fund and the number of shares of the Corresponding Acquired Fund held of record by each such shareholder as of the Valuation Date. The Acquired Funds’ transfer agent shall also have provided the Acquiring Funds with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

6.6.    The Aristotle Funds Trust shall have received a favorable opinion of counsel to IMST or local Delaware counsel, with respect to the Corresponding Acquired Fund for the transactions contemplated hereby, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of counsel appropriate to render the opinions expressed therein, and in a form satisfactory to the Aristotle Funds Trust, substantially to the following effect:

(a)IMST is a statutory trust validly existing and in good standing under the laws of the State of Delaware, and has the power to enter into this Agreement and the power to own all each Corresponding Acquired Fund’s properties and assets, and to carry on its business, including that of each Corresponding Acquired Fund, as presently conducted.

(b)Each Corresponding Acquired Fund has been established as a separate series of IMST under IMST’s Declaration of Trust.

(c)IMST is a registered investment company classified as a management company of the open-end type with respect to each series of shares it offers, including each Corresponding Acquired Fund, under the 1940 Act, and, to the knowledge of such counsel, its registration with the Commission as an investment company under the 1940 Act is in full force and effect.

(d)This Agreement has been duly authorized, executed and delivered by IMST, on behalf of each Corresponding Acquired Fund, and assuming due authorization, execution and delivery of the Agreement by the other parties thereto, is a valid and binding obligation of IMST, on behalf of each Corresponding Acquired Fund, enforceable against IMST and the Corresponding Acquired Fund in accordance with its terms.

(e)To such counsel’s knowledge, no consent, approval, authorization or order of any court or governmental authority under U.S. federal law or the Delaware Statutory Trust Act (the “Act”) is required to be obtained by IMST in order to consummate the transactions contemplated by this Agreement, except such as have been obtained.

(f)The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, result in a violation of IMST’s Declaration of Trust or its by-laws.

7.    CONDITIONS PRECEDENT TO OBLIGATIONS OF IMST ON BEHALF OF THE ACQUIRED FUNDS.

The respective obligations of IMST and each Acquired Fund to complete the transactions provided for herein with respect to each Reorganization shall be subject, at its election, to the performance by the Aristotle Funds Trust, on behalf of the Corresponding Acquiring Fund, of all the obligations to be performed by them hereunder on or before the Closing Date and, in addition thereto, to the following further conditions with respect to each Reorganization:

7.1.    The Aristotle Funds Trust shall have delivered to IMST a certificate executed on its behalf by the Aristotle Funds Trust’s President or any Vice President and its Treasurer or any Assistant Treasurer, in form and substance satisfactory to IMST and dated as of the Closing Date, to the effect that the representations and warranties of the Aristotle Funds Trust and the Corresponding Acquiring Fund made in this Agreement are true and correct in all respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Aristotle Funds Trust and the Corresponding Acquiring Fund have complied in all respects with all the covenants and agreements and satisfied all of the conditions to be performed or satisfied in all respects by them under this Agreement at or prior to the Closing Date.

7.2.    The Aristotle Funds Trust, on behalf of the Corresponding Acquiring Fund, shall have executed and delivered to IMST an Assumption of Liabilities dated as of the Closing Date pursuant to which the Corresponding Acquiring Fund will assume all of the Obligations of the Acquired Fund existing at the Valuation Date in accordance with Section 1 hereof in connection with the transactions contemplated by this Agreement.

7.3.    IMST shall have received a favorable opinion of counsel to the Aristotle Funds Trust for the transactions contemplated hereby, dated the Closing Date, with such assumptions and limitations as shall be in the opinion of counsel appropriate to render the opinions expressed therein, and in a form satisfactory to IMST, substantially to the following effect:

(a)The Agreement has been duly authorized, executed and delivered by the Aristotle Funds Trust, on behalf of each Corresponding Acquiring Fund, and assuming due authorization, execution and delivery of this Agreement by the other parties hereto, is a valid and binding obligation of the Aristotle Funds Trust, on behalf of each Corresponding Acquiring Fund enforceable against the Aristotle Funds Trust and the Corresponding Acquiring Fund in accordance with its terms.

(b)Assuming that consideration therefor of not less than the net asset value thereof has been paid, the shares of the Corresponding Acquiring Fund to be issued and delivered to the Acquired Fund on behalf of the Acquired Fund Shareholders as provided by the Agreement are duly authorized and upon such issuance and delivery will be validly issued and outstanding and fully paid and nonassessable shares of beneficial interest in the Corresponding Acquiring Fund.

(c)To such counsel’s knowledge, no consent, approval, authorization or order of any court or governmental authority under U.S. federal law or the Act is required to be obtained by the Aristotle Funds Trust in order to consummate the transactions contemplated by this Agreement, except such as have been obtained.

7.4.    IMST, on behalf of the Acquired Funds, will have received an opinion of Richards, Layton & Finger, P.A, special Delaware counsel to Aristotle Funds Trust, dated as of the Closing Date, in a form reasonably satisfactory to IMST, substantially to the effect that:

(a)Aristotle Funds Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”), and has the power and authority under its governing instrument to execute, deliver and perform its obligations under the Agreement.

(b)The execution and delivery of the Agreement and the consummation by Aristotle Funds Trust of the transactions contemplated thereby have been duly authorized by Aristotle Funds Trust under its governing instrument and the Act. Assuming its execution and delivery by the duly authorized officers of Aristotle Funds Trust, the Agreement has been duly executed and delivered by Aristotle Funds Trust.

(c)The Agreement constitutes a legal, valid and binding agreement of Aristotle Funds Trust, enforceable against Aristotle Funds Trust, in accordance with its terms.

(d)The Acquiring Funds have been duly established as separate series of Aristotle Funds Trust under the Declaration of Trust and Section 3806(b)(2) of the Act.

(e)The shares of the Acquiring Funds to be issued as provided for by the Agreement are duly authorized, and upon issuance will be validly issued, fully paid and non-assessable beneficial interests in the Acquiring Funds.

(f)Neither the execution, delivery and performance by Aristotle Funds Trust of the Agreement, nor the consummation by Aristotle Funds Trust of the transactions contemplated thereby, violates (i) the governing instrument of Aristotle Funds Trust or (ii) any law, rule or regulation of the State of Delaware applicable to Aristotle Funds Trust.

(g)Neither the execution, delivery and performance by Aristotle Funds Trust of the Agreement, nor the consummation by Aristotle Funds Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust (which Certificate of Trust has been duly filed).

In rendering such opinion, Richards, Layton & Finger, P.A. may assume all conditions precedent set forth in the Agreement have been satisfied and may include other customary assumptions and qualifications for opinions of this type, including without limitation, customary enforceability assumptions (including the effect of principles of equity, including principles of commercial reasonableness and good faith and fair dealing), that the trustees of Aristotle Funds Trust have complied with their fiduciary duties in approving the Agreement and that the Reorganization is fair in all respects. In addition, such counsel need not express an opinion with respect to any provisions of the Agreement that purport to obligate Aristotle Funds Trust to cause other persons or entities to take certain actions or act in a certain way insofar as such provision relates to the actions of such other persons or entities, any provisions of the Agreement to the extent that such provisions purport to bind the trustees of Aristotle Funds Trust in the exercise of their fiduciary duties or to bind parties not a signatory to the Agreement and any provision of the Agreement to the extent such provision relates to the dissolution or liquidation of the Acquired Funds.

8.    FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES.

With respect to each Reorganization, the respective obligations of the Aristotle Funds Trust and an Acquiring Fund and IMST and the Corresponding Acquired Fund hereunder are subject to the further conditions that on or before the Closing Date:

8.1.    This Agreement shall have been approved by the shareholders of the Corresponding Acquired Fund in the manner required by IMST’s Declaration of Trust and by-laws, and by applicable law, and the parties shall have received reasonable evidence of such approval; provided, however, that each Reorganization shall be mutually exclusive as to any other Reorganization contemplated by this Agreement, such that the failure of any Acquired Fund to obtain shareholder approval or consent of this Agreement shall not have any impact on the Reorganization of any other Acquired Fund into the Corresponding Acquiring Fund.

8.2.    On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act, and no action, suit or other proceeding instituted by anyone other than IMST, the Aristotle Funds Trust, AIS or its affiliates shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

8.3.    All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities) deemed necessary by IMST or the Aristotle Funds Trust to permit consummation of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Corresponding Acquired Fund.

8.4.    The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5.    The post-effective amendment to the registration statement on Form N-1A relating to the Acquiring Fund Shares will continue to be effective and no stop order suspending the effectiveness thereof shall have been issued.

8.6.    IMST and the Aristotle Funds Trust shall have received an opinion of Ropes & Gray LLP with respect to each Reorganization, dated on the Closing Date (which opinion will be subject to certain qualifications) satisfactory to both parties substantially to the effect that, on the basis of the existing provisions of the Code, Treasury Regulations promulgated thereunder, current administrative rules, and court decisions, generally for federal income tax purposes, and provided the transactions contemplated hereby are carried out in accordance with the applicable laws of the State of Delaware, the terms of this Agreement and in accordance with customary representations provided by IMST and the Aristotle Funds Trust in certificates delivered to Ropes & Gray LLP, as to the Corresponding Acquired Fund and the Corresponding Acquiring Fund:

(a)    The Reorganization will constitute a reorganization within the meaning of Section 368(a)(1) of the Code, and the Acquired Fund and the Acquiring Fund each will be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

(b)    Under Sections 361 and 357(a) of the Code, the Acquired Fund will not recognize gain or loss upon the transfer of its Assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of all Obligations of the Acquired Fund (except that the Acquired Fund may be required to recognize (A) gain or loss with respect to (1) contracts described in Section 1256(b) of the Code or (2) stock in a passive foreign investment company, as defined in Section 1297(a) of the Code), (B) any other gain or loss that may be required to be recognized (1) as a result of the closing of the tax year of Acquired Fund, (2) upon the termination of a position or (3) upon the transfer of an asset regardless of whether such transfer would otherwise be a nontaxable transaction under the Code.

(c)    Under Section 1032 of the Code, the Acquiring Fund will not recognize gain or loss upon the receipt of the Assets of the Acquired Fund solely in exchange for the assumption by the Acquiring Fund of all of the Obligations of the Acquired Fund and issuance of the Acquiring Fund Shares.

(d)    Under Section 362(b) of the Code, the Acquiring Fund’s tax basis in each Asset of the Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same as Acquired Fund’s tax basis in such Asset immediately prior to the transfer, increased by any gain or decreased by any loss required to be recognized as in (b) above.

(e)    Under Section 1223(2) of the Code, the Acquiring Fund’s holding period of each Asset of the Acquired Fund transferred to the Acquiring Fund in the Reorganization, other than certain assets with respect to which gain or loss is required to be recognized as described in (b) above, will include the period during which such Asset was held by the Acquired Fund (except where investment activities of the Acquiring Fund have the effect of reducing or eliminating a holding period with respect to an Asset).

(f)    Under Section 354 of the Code, shareholders of the Acquired Fund will not recognize gain or loss upon the exchange of their shares of the Acquired Fund solely for Acquiring Fund Shares in the Reorganization.

(g)    Under Section 358 of the Code, the Acquired Fund shareholder’s aggregate tax basis in the Acquiring Fund Shares received in the Reorganization will be the same as the shareholder’s aggregate tax basis in the shares of the Acquired Fund exchanged therefor.

(h)    Under Section 1223(1) of the Code, the Acquired Fund shareholder’s holding period for the Acquiring Fund Shares received in the Reorganization will include the shareholder’s holding period for the shares of the Acquired Fund exchanged therefor, provided that the shareholder held those Acquired Fund shares as capital assets at the time of the Reorganization.

(i)    Pursuant to Section 381 of the Code, the Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code (including capital loss carryovers), subject to the provisions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the United States Treasury regulations promulgated thereunder.

The opinion will be based on certain factual certifications made by officers of the Aristotle Funds Trust and IMST and will also be based on customary assumptions. The opinion is not a guarantee that the tax consequences of the Reorganization will be as described above. There is no assurance that the IRS or a court would agree with the opinion.

8.7.    At any time prior to the Closing, any of the foregoing conditions of this Section 8 (except for Sections 8.1 and 8.6) may be jointly waived by the board of trustees of IMST and the board of trustees of the Aristotle Funds Trust, if, in the judgment of the board of trustees of IMST, such waiver will not have a material adverse effect on the interests of the shareholders of the Corresponding Acquired Fund, and, in the judgment of the board of trustees of the Aristotle Funds Trust, such waiver will not have a material adverse effect on the interests of the shareholders of the Acquiring Fund.

9.    FEES AND EXPENSES.

9.1.    Each of IMST, on behalf of the Acquired Funds, and the Aristotle Funds Trust, on behalf of the Acquiring Funds, represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker’s or finder’s or other similar fee or commission from it arising out of the transactions contemplated by this Agreement.

9.2.    AIS agrees that none of the costs and expenses incurred in connection with the Reorganizations other than any direct or indirect transactions costs (including, but not limited to, brokerage commissions, market impact costs, implied spread costs, termination fees for derivatives, and indirect costs), whether or not the Reorganizations are consummated, will be borne by IMST, the Acquired Funds, the Aristotle Funds Trust or the Acquiring Funds and that such costs and expenses, including any solicitation costs, will be borne by AIS. At the Closing, AIS shall pay the estimated expenses to be paid by it pursuant to this paragraph 9.2, and any remaining balance shall be paid by AIS within thirty (30) days after the Closing.

10.    ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES.

10.1.    This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, and constitutes the only understanding with respect to such subject matter.
10.2    Each of IMST, on behalf of the Acquired Funds, and the Aristotle Funds Trust, on behalf of the Acquiring Funds, agrees that it has not made any representation, warranty or covenant not set forth herein with respect to the Reorganization and that this Agreement constitutes the entire agreement between the parties with respect to the Reorganization.

10.3.    No representation, warranty or covenant contained in this Agreement or in any document, certificate or other instrument required to be delivered under this Agreement shall survive the Closing or termination of this Agreement (except as provided in Section 11.3 hereof), and no party shall, therefore, have any recourse therefore against any other party in connection therewith; provided that this Section 10.3 shall not limit any covenant contained herein that by its terms contemplates performance after Closing nor shall it limit any covenants contained in Section 9.2.

11.    TERMINATION.

11.1.    This Agreement may be terminated by the mutual agreement of IMST and the Aristotle Funds Trust prior to the Closing Date.

11.2.    In addition, either of IMST or the Aristotle Funds Trust may at its option terminate this Agreement, with respect to a Reorganization at or prior to the Closing Date because:

(a)    Of a material breach by the other of any representation, warranty, covenant or agreement contained herein to be performed by the other party at or prior to the Closing Date;

(b)    A condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met as of [ ];

(c)    Any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 11.2(c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied; or

(d)    The board of trustees of IMST or the board of trustees of the Aristotle Funds Trust has resolved to terminate this Agreement after determining in good faith that circumstances have developed that would make proceeding with a Reorganization not in the best interests of an Acquired Fund’s shareholders or an Acquiring Fund’s shareholders.

11.3.    In the event of the termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Section 11, this Agreement shall become void and have no effect except that (a) Sections 9.2, 10, 11.3, 13, 14 and 15 shall survive any termination of this Agreement, and (b) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liability or damages arising out of any breach of any provision of this Agreement by any party prior to the date of termination, unless the termination is effected pursuant to Section 11.1.

12.    TRANSFER TAXES.

Any transfer taxes payable upon issuance of the Acquiring Fund Shares in a name other than the registered holder of the shares of the Corresponding Acquired Fund on the books of the Corresponding Acquired Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

13.    AMENDMENTS.

This Agreement may be amended, modified or supplemented in such manner as may be jointly agreed upon in writing by IMST and the Aristotle Funds Trust (and, for purposes of amendments to Sections 1.1(b), 2.2., 3.2, 8.2 and 9.2, AIS); provided, however, that following the meeting of an Acquired Fund’s shareholders pursuant to Section 5.2 of this Agreement, no such amendment may have the effect of changing any provisions to the detriment of such Acquired Fund’s shareholders.

14.    NOTICES.

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be deemed given to a party when: (i) delivered in person; (ii) transmitted by email (provided that the sender does not receive a notice of non-delivery or other similar error); (iii) mailed by certified or registered mail (return receipt requested and obtained); or (iv) delivered by a nationally recognized overnight courier service (costs prepaid) to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice):

If to IMST, on behalf of the Acquired Funds: Investment Managers Series Trust 235 West Galena Street Milwaukee, WI 53212 Attn: [ ] Email: [ ] Re: [ ]	If to the Aristotle Funds Trust, on behalf of the Acquiring Funds: Aristotle Funds Series Trust 11100 Santa Monica Blvd., Suite 1700 Los Angeles, CA 90025 Attn: President Email: afst@aristotlecap.com Re: [ ]
If to AIS: Aristotle Investment Services, LLC 11100 Santa Monica Blvd., Suite 1700 Los Angeles, CA 90025 Attn: [ ] Email: Re: [ ]

15.    MISCELLANEOUS.

15.1.    The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.2.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

15.3.    This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

15.4.    This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties hereto. Nothing herein expressed or implied is intended or shall be constructed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

15.5.    All covenants, agreements, representations and warranties made under this Agreement and any certificates delivered pursuant to this Agreement shall be deemed to have been material and relied upon by each of the parties, notwithstanding any investigation made by them or on their behalf.

15.6.    [Reserved.]

15.7.    IMST acknowledges and agrees that the Aristotle Funds Trust is a series trust pursuant to Sections 3804(a) and 3806(b)(2) of the Act and enters into this Agreement on behalf of the Acquiring Funds. Accordingly, the obligations of the Aristotle Funds Trust set forth in this Agreement are limited obligations with respect to only the assets assigned to the applicable Acquiring Fund and the parties hereto hereby agree and confirm that all liabilities and obligations owed to any party or other person under this Agreement by the Aristotle Funds Trust are owed separately with respect to the applicable Acquiring Fund and are payable from and enforceable against the assets allocated to the applicable Acquiring Fund only and not against the assets of the Aristotle Funds Trust generally or the assets of any other series of the Aristotle Funds Trust. Further, IMST acknowledges and agrees that the Acquiring Funds are not separate legal entities under Delaware law and that any reference in this Agreement to an Acquiring Fund being a party to an agreement or being bound to an agreement or otherwise referred to in a manner that would imply that the Acquiring Funds are separate legal entities shall be interpreted to be referring to the Aristotle Funds Trust acting in the name of such Acquiring Fund or acting on behalf of such Acquiring Fund as the case may be in a manner permitted by Section 3804(a) of the Act. The execution and delivery of this Agreement have been authorized by the trustees of Aristotle Funds Trust on behalf of the Acquiring Funds and signed by authorized officers of Aristotle Funds Trust, acting as such. Such authorization by such trustees and such execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the applicable Acquiring Fund as provided in the Aristotle Funds Trust’s governing documents.

15.8.    The Aristotle Funds Trust acknowledges and agrees that IMST is a series trust pursuant to Sections 3804(a) and 3806(b)(2) of the Act and enters into this Agreement on behalf of the Acquired Funds. Accordingly, the obligations of IMST set forth in this Agreement are limited obligations with respect to only the assets assigned to the applicable Acquired Fund and the parties hereto hereby agree and confirm that all liabilities and obligations owed to any party or other person under this Agreement by IMST are owed separately with respect to the applicable Acquired Fund and are payable from and enforceable against the assets allocated to the applicable Acquired Fund only and not against the assets of IMST generally or the assets of any other series of IMST. Further, the Aristotle Funds Trust acknowledges and agrees that the Acquired Funds are not separate legal entities under Delaware law and that any reference in this Agreement to an Acquired Fund being a party to an agreement or being bound to an agreement or otherwise referred to in a manner that would imply that the Acquired Funds are separate legal entities shall be interpreted to be referring to IMST acting in the name of such Acquired Fund or acting on behalf of such Acquired Fund as the case may be in a manner permitted by Section 3804(a) of the Act. The execution and delivery of this Agreement have been authorized by the trustees of IMST on behalf of the Acquired Funds and signed by authorized officers of IMST, acting as such. Such authorization by such trustees and such execution and delivery by such officers shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the applicable Acquired Fund as provided in IMST’s governing documents.

16.     COOPERATION AND EXCHANGE OF INFORMATION

IMST and the Aristotle Funds Trust will provide each other and their respective representatives with such cooperation, assistance and information as either of them reasonably may request of the other in filing any Tax returns, amended return or claim for refund, determining a liability for Taxes or a right to a refund of taxes requesting a closing agreement or similar relief from a taxing authority or participating in or conducting any audit or other proceeding in respect of Taxes, or in determining the financial reporting of any Tax position. Each party or their respective agents will either retain for a period of six (6) years following the Closing or deliver to the other party or its respective agent all returns, schedules and work papers and all material records or other documents relating to Tax matters and financial reporting of Tax positions of the Acquired Funds and Acquiring Funds for their taxable period first ending after the Closing and for prior taxable periods for which the party is required to retain records as of the Closing.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.

Investment Managers Series Trust, on behalf of each Acquired Fund		Aristotle Funds Series Trust, on behalf of each Acquiring Fund

By:		By:
Name:	[ ]	Name:	[ ]
Title:	[ ]	Title:	[ ]

For purposes of Section 1.1(b), 2.2., 3.2, 8.2 and 9.2 only:

Aristotle Investment Services, LLC

By:
Name:	[ ]
Title:	[ ]

Exhibit A

Acquired Fund/Acquiring Fund (and share classes) list:

Acquired Fund	Acquired Fund Share Class		Acquiring Fund Share Class	Acquiring Fund
Aristotle International Equity Fund	Class I	➢	Class I-2	Aristotle International Equity Fund II
Aristotle Core Equity Fund	Class I	➢	Class I-2	Aristotle Core Equity Fund II
Aristotle Small Cap Equity Fund	Class I	➢	Class I-3	Aristotle Small Cap Equity Fund II

Schedule I

[Material Proceedings or Investigations of Acquired Funds]

Schedule II

[Obligations of Acquired Funds]

Schedule III

[Material Proceedings or Investigations of Acquiring Funds]